Intellinetics, Inc. Issues Statement About Promotional Activity Concerning Its Common Stock

COLUMBUS, OH – (August 11, 2017) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announces that it has been made aware of and requested by the OTC Markets Group Inc. to comment on recent trading and promotional activity concerning INLX common stock.

On August 10, 2017, OTC Markets informed the Company that it became aware of certain promotional activities concerning Intellinetics, Inc. and its common stock, including the distribution of promotional newsletter emails encouraging investors to purchase the Company's common stock. OTC Markets has notified the Company that this promotional activity has had an effect on trading activity and the market for the Company’s securities. The Company understands this promotional activity coincided with higher than average trading volume and fluctuations in the Company's stock price. The Company was unaware of the promotional activity until informed by OTC Markets, and is unaware of the full nature of the promotional activity, the extent of the dissemination, or the responsible parties.

In its investigation into this matter, the Company has made inquiries of its executive officers, directors, controlling shareholders (i.e., shareholders owning 10% or more of the Company's securities, of which there are two) and third party service providers. Neither the Company, nor its executive officers, directors nor, to the Company's knowledge, its controlling shareholders nor third party service providers, were involved in any way with the creation or distribution of promotional materials including these email newsletters. Additionally, neither the Company's executive officers, directors nor, to the knowledge of the Company, any controlling shareholders or any third party service providers, sold or purchased shares of Common Stock of the Company within the last 90 days. Further, the Company has not, other than disclosed in its periodic reports filed with the Securities and Exchange Commission, issued any shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of the issuance.

Since January 1, 2016, the Company has engaged Bibicoff + MacInnis, Inc. as its provider of investor relations services, public relations services, marketing, or other related services. Other than Bibicoff + MacInnis, Inc., the Company has engaged no third parties to provide marketing services and has engaged no third parties to provide investor relations services, public relations services, or other related services.

The Company is not affiliated in any way with the authors of the promotional newsletter emails identified by OTC Markets. Certain statements contained in the promotional materials as supplied to the Company by OTC Markets may be materially false and/or misleading. The Company encourages those interested in the Company to rely solely on information included in its press releases combined with its filings and disclosures made with the Securities and Exchange Commission.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Its flagship IntelliCloudTM platform is ideal for embedded work teams in businesses of any size stuck in document-centric processes that are not optimized. IntelliCloud offers a painless way to merge those documents into digital workflows, increasing service levels, compliance and customer satisfaction while decreasing costs and risk. Intellinetics collaborated with Intel® to create its IntelliCloud Channel Program that enables resellers to easily embed IntelliCloud into the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit:  www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any channel partner, distribution partner, reseller, or other relationship; Intellinetics’ future revenues; market penetration; execution of Intellinetics’ business plan; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com